Exhibit 4.17

ONDECK ASSET SECURITIZATION IV, LLC,
as Issuer,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Indenture Trustee

SECOND SUPPLEMENT
Dated as of November 13, 2025
to the
BASE INDENTURE
Dated as of July 27, 2023

SECOND SUPPLEMENT TO BASE INDENTURE

SECOND SUPPLEMENT TO THE BASE INDENTURE, dated as of November 13, 2025 (this “Second Supplement”), between ONDECK ASSET SECURITIZATION IV, LLC, a Delaware limited liability company, as issuer (the “Issuer”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (in such capacity, the “Indenture Trustee”), hereby amends the Base Indenture, dated as of July 27, 2023, as amended by the First Supplement, dated March 20, 2025 (the “Existing Base Indenture” as amended by this Second Supplement, and as may be further amended, restated, amended and restated, supplement or otherwise modified from time to time, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Section 12.1(d) of the Existing Base Indenture provides, among other things, that the Issuer and the Indenture Trustee may make amendments to the Existing Base Indenture;

WHEREAS, the Issuer wishes to amend the Base Indenture as set forth herein; and

WHEREAS, in accordance with Section 12.1 of the Existing Base Indenture, the Issuer has delivered an Officer’s Certificate certifying that this Second Supplement will not materially adversely affect any Noteholder.

NOW, THEREFORE, in consideration of the provisions, covenants and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Unless otherwise defined herein, all capitalized terms used herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Existing Base Indenture.

ARTICLE II

AMENDMENTS
Section 2.1.
Effective upon satisfaction of the conditions precedent set forth in Section 3.1 of this Second Supplement, the Existing Base Indenture is being amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth on the pages of the Base Indenture attached hereto as Exhibit A.
ARTICLE III

GENERAL
Section 3.1.
Conditions to Effectiveness. The amendments referenced in Section 2.1 of this Second Supplement shall be effective upon the Indenture Trustee receiving each of the following (the date on which all such conditions have been met, the “Effective Date”):

(a)
a copy of this Second Supplement, properly executed by the parties hereto;
(b)
the Opinion of Counsel described in Section 12.6 of the Base Indenture; and
(c)
an Officer’s Certificate described in Section 12.6 of the Base Indenture.
Section 3.2.
Effect on Existing Base Indenture. Subject to the satisfaction of the conditions precedent set forth in Section 3.1 hereto, upon the date hereof (i) the Existing Base Indenture shall be amended in accordance herewith, (ii) this Second Supplement shall form part of the Base Indenture for all purposes and (iii) the parties and each Noteholder shall be bound by the Base Indenture, as so amended. Except as expressly set forth or contemplated in this Second Supplement, the terms and conditions of the Existing Base Indenture shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Base Indenture made in accordance with the terms of the Base Indenture.
Section 3.3.
Binding Effect. This Second Supplement is a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms (except as may be limited by involuntary bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at last or in equity and by an implied covenant of good faith and fair dealing).
Section 3.4.
Counterparts; Electronic Signatures. This Second Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Second Supplement by facsimile transmission or electronic transmission (in pdf format or other electronic means) shall be as effective as delivery of a manually executed counterpart of this Second Supplement. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Second Supplement and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Second Supplement or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Second Supplement or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Indenture Trustee or the Transfer Agent and Registrar acts on any Executed

Documentation sent by electronic transmission, neither the Indenture Trustee nor the Transfer Agent and Registrar will be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication, it being understood and agreed that the Indenture Trustee and the Transfer Agent and Registrar shall conclusively presume that Executed Documentation that purports to have been sent by an Authorized Officer of a Person has been sent by an Authorized Officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Indenture Trustee or the Transfer Agent and Registrar acting on unauthorized instructions and the risk of interception and misuse by third parties.
Section 3.5.
Governing Law. THIS SECOND SUPPLEMENT, AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS SECOND SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.6.
Amendments. This Second Supplement may not be modified or amended except in accordance with the terms of the Base Indenture.
Section 3.7.
Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
Section 3.8.
Indenture Trustee. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuer and the Indenture Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Second Supplement and makes no representation with respect thereto. In entering into this Second Supplement, the Indenture Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee. The Issuer hereby directs the Indenture Trustee to execute this Second Supplement and acknowledges and agrees that the Indenture Trustee will be fully protected in relying upon the foregoing direction.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Issuer represents and warrants to the Indenture Trustee that this Second Supplement has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Second Supplement to be executed and delivered by its respective duly authorized officer as of the day and year first written above.

ONDECK ASSET SECURITIZATION IV, LLC, as Issuer

By:
Name:
Title:

[Signature Page to Second Supplement to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but solely as Indenture Trustee

By:

Name:

Title:

By:

Name:

Title:

[Signature Page to Second Supplement to Indenture]

EXHIBIT A

AMENDED BASE INDENTURE